UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
Commission File No.

Idaho	82-0300575
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

2201 Government Way, Suite E. Coeur d'Alene Idaho 83814
(Address of Principal Executive Offices)

(208) 666–4070
(Registrant’s Telephone Number)

Not Applicable
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities
Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2007, Sterling Mining Company (“Sterling”) issued an aggregate of 1,289,995 options to purchase shares of its common stock to eleven (11) officers, directors, and employees of Sterling, exercisable at the price of $1.45 per share through dates ranging from July 2008 to April 2015. Officers receiving options included J. Kenney Berscht, Sterling’s Interim President and Chief Executive Officer, and James N. Meek, Sterling’s Vice-President and Chief Financial Officer, who received the following stock option grants:

Name	No. Shares	Exercise Price	Expiry Date
J. Kenney Berscht	20,000	$1.45	7/01/2011
J. Kenney Berscht	150,000	$1.45	5/25/2012
James N. Meek	100,000	$1.45	9/01/2011
James N. Meek	25,000	$1.45	9/01/2011
James N. Meek	25,000	$1.45	9/01/2012
James N. Meek	25,000	$1.45	9/01/2013
James N. Meek	25,000	$1.45	9/01/2014

All of the options and stock were issued pursuant to the provisions of Sterling’s 2006 Equity Incentive Plan and in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

The board of directors also approved a change of control plan for the directors, whereby each director of Sterling shall be paid $150,000 upon a change of control of the Company. J. Kenney Berscht, Interim CEO and President, is a director of Sterling and would be entitled to receive payment under the plan if a change of control occurs.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: June 30, 2008	By:	/s/ James N. Meek
James N. Meek, Vice-President and Chief Financial Officer